UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

COMPUTER PROGRAMS AND SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-49796	74-3032373
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6600 Wall Street, Mobile, Alabama 36695

(Address of principal executive offices, including zip code)

(251) 639-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 23, 2012, the Board of Directors (the “Board”) of Computer Programs and Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board (the “Compensation Committee”), adopted a short-term incentive program for 2012 for certain executive officers of the Company (the “2012 Incentive Program”). Under the 2012 Incentive Program, each executive officer of the Company, other than executive officers earning any commission-based compensation, have a short-term incentive cash bonus opportunity based on the achievement of a specified level of financial performance, specifically the Company’s EBITDA (as defined in the 2012 Incentive Program) in 2012 (“2012 EBITDA”) compared to the Company’s EBITDA in 2011 (“2011 EBITDA”). The individual target bonus opportunity for the two named executive officers eligible to participate in the 2012 Incentive Program is 30% of base salary, or $180,000 for J. Boyd Douglas, the Company’s President and Chief Executive Officer, and $144,000 for David A. Dye, the Company’s Chief Financial Officer, Secretary and Treasurer.

Participants in the 2012 Incentive Program will receive 100% of their target award if the Company’s 2012 EBITDA is 105% of 2011 EBITDA, 75% of the target award if the Company achieves a minimum, threshold level of performance (2012 EBITDA reaching 95% of 2011 EBITDA), and a maximum of 150% of the target award for a maximum level of performance (2012 EBITDA equaling or exceeding 130% of 2011 EBITDA). No payments will be made for performance below the specified threshold amount. Payouts between the threshold and maximum will be calculated by the Compensation Committee using the interpolation process described in the 2012 Incentive Program. The Compensation Committee may make adjustments to the terms and conditions of, and the criteria included in, awards under the 2012 Incentive Program in recognition of unusual or nonrecurring events affecting a participant or the Company, or the financial statements of the Company, or in certain other instances specified in the 2012 Incentive Program.

Awards earned under the 2012 Incentive Program will be paid solely in cash. In addition, awards pursuant to the 2012 Incentive Program are subject to recovery or adjustment by the Company in certain circumstances in which the operating results on which the payment was based are restated or otherwise adjusted or in the event that a participant’s conduct is not in good faith and materially disrupts, damages, impairs or interferes with the business of the Company.

The foregoing description of the 2012 Incentive Program does not purport to be complete and is qualified in its entirety by reference to the 2012 Incentive Program, a copy of which is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit

10.1	2012 Incentive Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER PROGRAMS AND SYSTEMS, INC.

Date: January 27, 2012	By:	/s/ J. Boyd Douglas
J. Boyd Douglas
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit

10.1	2012 Incentive Program

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